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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-15689 for the Century Aluminum Company 1996 Stock Incentive Plan, Registration Statement No. 333-15671 for the Century Aluminum Company Non-Employee Directors Stock Option Plan, Registration Statement No. 333-07239 for the Ravenswood Aluminum Corporation Salaried Employee Defined Contribution Retirement Plan, and Registration Statement No. 333-28827 for the Ravenswood Aluminum Corporation United Steelworkers of America Savings Plan on Forms S-8 of our reports dated February 25, 2000 appearing in this Annual Report on Form 10-K of Century Aluminum Company for the year ended December 31, 1999.

DELOITTE & TOUCHE LLP

March 30, 2000
Pittsburgh, Pennsylvania

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